Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-109162, 333-126191, 333-135949, 333‑143990, 333-151762, 333-157504, 333-160350, 333-171468, 333-178067, 333-187018, 333-189651, 333-192175 and 333-196977) and Form S-3 (File No. 333-190457) of Chesapeake Energy Corporation of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 27, 2015